UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 26, 2006

China BAK Battery, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-49712	86-0442833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street
Kuichong Town, Longgang District
Shenzhen, 518119
People’s Republic of China
(Address of Principal Executive Offices)(Zip Code)

(86-755) 8977-0093
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Comment

          Throughout this Current Report on Form 8-K, the terms “China BAK” and the “Company” refer to China BAK Battery, Inc., and, unless the context indicates otherwise, its subsidiaries on a consolidated basis.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

          On December 26, 2006, Shenzhen BAK Battery Co., Ltd. (“Shenzhen BAK”), a wholly owned subsidiary of China BAK entered into a four-year term loan credit facility (the “Loan Agreement”) with Shenzhen Branch, China Development Bank (“CDB”).  The principal amount of the term loan provided for under the Loan Agreement is 100 million Renminbi (“RMB”), the currency of The People’s Republic of China, which is equivalent to approximately U.S. $13 million, based on December 26, 2006, exchange rates.  The term loan is payable in three installments as follows:

          RMB 30 million on November 20, 2008;
          RMB 30 million on November 20, 2009; and
          RMB 40 million on December 26, 2010.

          The term loan will carry an annual interest rate of 6.48%, which is the benchmark rate of The People’s Bank of China for three to five year term loans.  Shenzhen BAK intends to use the term loan for the construction of its automated prismatic cell production line.  Shenzhen BAK will pledge its new R&D Test Center, which will be constructed in Shenzhen, China after it obtains the required land use rights for the location of the facility, and will also pledge such land use rights as security for the credit facility.  If an event of default occurs under the Loan Agreement, CDB would be entitled to one or more of the following remedies: (1) acceleration of the principal amount and interest of the loan; (2) unilateral termination of the Loan Agreement; (3) foreclosure on the collateral granted to CDB under the Loan Agreement and enforcement of any guarantees; (4) imposition of higher default interest for delayed repayments and (5) reimbursement of CDB’s expenses.  The obligations of Shenzhen BAK under the Loan Agreement are guaranteed by Mr. Xiangqian Li, pursuant to a guaranty agreement between Mr. Xiangqian Li, the Chief Executive Officer of China BAK, and CDB, dated as of December 26, 2006 (the “Guaranty Agreement”).

          Summaries of the Loan Agreement and the Guaranty Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

          The information set forth in Item 1.01 is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.

          On December 28, 2006, China BAK issued a press release regarding the Loan Agreement.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Summary of Loan Agreement, dated December 26, 2006, between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Development Bank.

10.2	Summary of Guaranty Agreement, dated December 26, 2006, between Xiangqian Li and Shenzhen Branch, China Development Bank.

99.1	Press Release dated December 28, 2006, regarding “China BAK Announces New RMB 100 Million Four-year Term Loan Credit Facility.”

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: January 2, 2007	By:	/s/ Xiangqian Li

Xiangqian Li
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of Loan Agreement, dated December 26, 2006, between Shenzhen BAK Battery Co., Ltd. and Shenzhen Branch, China Development Bank.

10.2	Summary of Guaranty Agreement, dated December 26, 2006, between Xiangqian Li and Shenzhen Branch, China Development Bank.

99.1	Press Release dated December 28, 2006, regarding “China BAK Announces New RMB 100 Million Four-year Term Loan Credit Facility.”